Exhibit 10.2



NOREAST
CAPITAL CORPORATION
1410 Forest Drive Suite 9 Annapolis, MD 21430
  Ph 800-268-1038  Fax 877-667-3278


October 12, 2005


Daniel LeBlanc
President
Ultra Pure Water Technologies, Inc.
310 E. Gloria Switch Road
Lafayette, La 70509


Dear Daniel:

Noreast Capital Corporation is pleased to support Ultra Pure Water Technologies, Inc. in their placement of the "Ice Island" system in the convenience and grocery store markets. As a partner in this endeavor, Noreast Capital Corporation commits to finance no less than 5,000 machines in 2006 utilizing the "Fee Per Use" program developed for Ultra Pure Water Technologies, Inc. Noreast Capital Corporation's commitment is contingent upon the credit worthiness of the potential customers wishing to enroll in this program and the ongoing satisfactory performance level of the equipment. Noreast Capital Corporation also agrees to bill and collect these customers for the duration of the initial term, and for a negotiated fee, any renewal thereafter.


Sincerely,



/s/ JEFF KREIS
----------------------------
Jeff Kreis
Business Development Manager
Noreast Capital Corporation